Exhibit 10.1

EXECUTION COPY

ADMINISTRATIVE AGENCY AGREEMENT

THIS ADMINISTRATIVE AGENCY AGREEMENT (the “Agreement”) is made as of April 8, 2008, by and among BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (the “Administrator”), AIRSHARESTM EU CARBON ALLOWANCES FUND, a commodity pool formed as a Delaware statutory trust (the “Fund”), and XSHARES ADVISORS LLC, a Delaware limited liability company and the Sponsor of the Fund (the “Sponsor”).

WITNESSETH:

WHEREAS, the Fund is a Delaware statutory trust that is registered as a commodity pool;

WHEREAS, the Sponsor will serve as the commodity pool operator of the Fund and manage the business and affairs of the Fund;

WHEREAS, the Fund and the Sponsor desire to retain the Administrator to render certain services to the Fund and the Sponsor and the Administrator is willing to render such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.             Appointment of Administrator. The Fund and the Sponsor hereby employ and appoint the Administrator to act as administrative agent on the terms set forth in this Agreement, and the Administrator accepts such appointment.

2.             Delivery of Documents. The Fund and/or the Sponsor will on a continuing basis provide the Administrator with:

2.1           a copy of the Fund’s most recent Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended;

2.2           copies of all material agreements between the Fund and its service providers, including without limitation, advisory, distribution and administration agreements;

2.3           a copy of the Fund’s valuation procedures;

2.4           a copy of the Fund’s Amended and Restated Declaration of Trust and Trust Agreement, as may be amended from time to time;

2.5           a copy of the Fund’s Deed of Trust (the “Deed of Trust”) between the Sponsor and Wilmington Trust Company;

2.6           a copy of the Authorized Participant Agreement, as may be amended from time to time;

2.7           any other documents (including, but not limited to, directions of the Fund’s Trustee) which relate to or affect the Administrator’s performance of its duties hereunder which the Administrator may at any time reasonably request; and

2.8           copies of any and all amendments or supplements to the foregoing.

3.             Duties as Administrator. Subject to the supervision and direction of the Sponsor, the Administrator will perform the administrative services described in Appendix A hereto. Additional services may be provided by the Administrator upon the request of the Fund and/or the Sponsor as mutually agreed upon from time to time. In performing its duties and obligations hereunder, the Administrator will act in accordance with the Sponsor’s instructions as defined in Section 5 (“Instructions”). It is agreed and understood that the Administrator shall not be responsible for the Fund’s or the Sponsor’s compliance with any applicable documents, laws or regulations, or for losses, costs or expenses arising out of the Fund’s or the Sponsor’s failure to comply with said documents, laws or regulations or the Fund’s or the Sponsor’s failure or inability to correct any non-compliance therewith. The Administrator shall in no event be required to take any action, which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

3.1           Records. The Administrator will maintain and retain such records as required by the Securities Exchange Act of 1934, as amended, the Rules of the New York Stock Exchange (the “NYSE”), 17 C.F.R 4.23 (specifically, the records specified in 17 C.F.R. 4.23(a)(1) through (8), (10) and (12) and (b)(1), and other applicable federal securities laws and created pursuant to the performance of the Administrator’s obligations under this Agreement. The Administrator shall not be responsible for maintaining and retaining, or for the accuracy and completeness of, any records not created by the Administrator. The Administrator acknowledges that the records maintained and preserved by the Administrator pursuant to this Agreement are the property of the Fund and/or the Sponsor and will be, at the Fund’s and/or the Sponsor’s expense, surrendered promptly upon reasonable request. In performing its obligations under this Section, the Administrator may utilize micrographic and electronic storage media as well as independent third party storage facilities.

4.             Duties of the Fund and/or the Sponsor. The Fund and/or the Sponsor shall notify the Administrator as promptly as reasonably practicable of any matter within their knowledge materially affecting the performance by the Administrator of its services under this Agreement. Where the Administrator is providing fund accounting services pursuant to this Agreement, the Fund and/or the Sponsor shall as promptly as reasonably practicable notify the Administrator as to the accrual of liabilities of the Fund and of liabilities of the Fund not appearing on the books of account kept by the Administrator, as well as to the existence, status and proper treatment of reserves, if any, authorized by the Fund. Each of the Fund and the Sponsor agree to provide such information in its possession or which it may obtain without the expenditure of undue time and expense to the Administrator as may be requested under the banking and securities laws of the United States or other jurisdictions relating to “Know Your Customer” and money laundering prevention rules and regulations (collectively, the “KYC Requirements. Each of the Fund and the Sponsor further represents that it will perform the obligations required under applicable KYC Requirements (in the case of the Sponsor, such requirements as apply to investment advisers as such with the Securities and Exchange Commission) with respect to the Fund’s “customers”, including Authorized Participants (as defined in the Registration Statement).

5.                                       Instructions.

5.1           The Administrator shall not be liable for, and shall be indemnified by the Fund and the Sponsor against, any and all losses, costs, damages or expenses arising from or as a result of, any action taken or omitted in reliance upon Instructions or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed or authorized by the proper party or parties. A list of persons so authorized by the Fund and/or the Sponsor (“Authorized Persons”) is attached hereto as Appendix B and upon which the Administrator may rely until its receipt of notification to the contrary by the Fund and/or the Sponsor.

5.2           Instructions shall include a written request, direction, instruction or certification signed or initialed on behalf of the Fund and/or the Sponsor by one or more Authorized Persons.

5.3           Telephonic or other oral instructions or instructions given by telefax transmission may be given by any one of the above Authorized Persons and will also be considered Instructions if the Administrator reasonably believes them to have been given by a person authorized to give such Instructions with respect to the transaction involved.

5.4           With respect to telefax transmissions, the Fund and the Sponsor hereby acknowledge that (i) receipt of legible instructions cannot be assured, (ii) the Administrator cannot verify that authorized signatures on telefax instructions are original, and (iii) the Administrator shall not be responsible for losses or expenses incurred through actions taken in reliance on such telefax instructions. The Fund and the Sponsor agree that such telefax instructions shall be conclusive evidence of the Fund’s and/or the Sponsor’s Instruction to the Administrator to act or to omit to act.

5.5           Instructions given orally will not be confirmed in writing and the lack of such confirmation shall in no way affect any action taken by the Administrator in reliance upon such oral Instructions. The Fund and the Sponsor authorize the Administrator to tape record any and all telephonic or other oral Instructions given to the Administrator by or on behalf of the Fund and/or the Sponsor (including the Fund’s Sponsor or any person or entity with similar responsibilities which is authorized to give Instructions on behalf of the Fund and/or the Sponsor to the Administrator.)

6.             Expenses and Compensation. For the services to be rendered and the facilities to be furnished by the Administrator as provided for in this Agreement, the Fund and/or the Sponsor shall pay the Administrator pursuant to this Agreement a fee based on such fee schedule as may from time to time be agreed upon in writing among the Fund, the Sponsor and the Administrator. Additional services performed by the Administrator as requested by the Fund and/or the Sponsor shall be subject to additional fees as mutually agreed upon from time to time among the Fund, the Sponsor and the Administrator. In addition to any such fees, the Administrator shall bill the Fund separately for any out-of-pocket disbursements of the Administrator based on an out-of-pocket disbursement schedule as may from time to time be agreed upon in writing among the Fund, the Sponsor and the Administrator. The initial fee schedule and out of pocket disbursement schedule are attached as Appendix D to this Agreement. The foregoing fees and disbursements shall be billed to the Fund by the Administrator and shall be paid as promptly as reasonably practicable by wire transfer or other appropriate means to the Administrator.

7.             Standard of Care. The Administrator shall be held to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Administrator shall not thereby be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

8.             General Limitations on Liability. So long as the Administrator has and complies with an appropriate business continuity plan, the Administrator shall incur no liability with respect to any telecommunications, equipment or power failures, or any failures to perform or delays in performance by postal or courier services or third-party information providers (including, without limitation, those listed on Appendix C).

8.1           So long as the Administrator has and complies with an appropriate business continuity plan, the Administrator shall also incur no liability under this Agreement if the Administrator or any agent or entity utilized by the Administrator shall be prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of causes or events beyond its control, including but not limited to:

8.1.1        any Sovereign Event. A “Sovereign Event” shall mean any nationalization; expropriation; devaluation; revaluation; confiscation; seizure; cancellation; destruction; strike; act of war, terrorism, insurrection or revolution; or any other act or event beyond the Administrator’s control;

8.1.2        any provision of any present or future law, regulation or order of the United States or any state thereof, or of any foreign country or political subdivision thereof, or of any securities depository or clearing agency; and

8.1.3        any provision of any order or judgment of any court of competent jurisdiction.

8.2     The Administrator shall not be held accountable or liable for any losses, damages or expenses the Fund, the Sponsor, the Commodity Trading Advisor (as defined in the Registration Statement), the Commodity Broker (as defined in the Registration Statement), any Authorized Participant or former Authorized Participant of the Fund or any other person may suffer or incur arising from acts, omissions, errors or delays of the Administrator in the performance of its obligations and duties as provided in Section 3 hereof, including without limitation any error of judgment or mistake of law, except a loss, damage or expense resulting from the Administrator’s willful malfeasance, bad faith or negligence in the performance of such Administrator’s obligations and duties.

9.                                       Specific Limitations on Liability. In addition to, and without limiting the application of the general limitations on liability contained in Section 8 above, the following specific limitations on the Administrator’s liability shall apply to the particular administrative services set forth on Appendix A hereto.

9.1           Liability for Fund Accounting Services. Without limiting the provisions in Section 8 hereof, the Administrator’s liability for acts, omissions, errors or delays relating to its fund accounting obligations and duties shall be limited to the amount of any expenses associated with a required recalculation of net asset value per unit (“NAV”) and any direct damages suffered by any Authorized Participant in connection with such recalculation. The Administrator’s liability or accountability for such acts, omissions, errors or delays shall be further subject to clauses 9.1.1 through 9.1.3 below.

9.1.1        The parties hereto acknowledge that the Administrator’s causing an error or delay in the determination of NAV may, but does not in and of itself, constitute negligence or reckless or willful misconduct. The parties further acknowledge that, in accordance with industry practice, the liability of the Administrator for fund accounting services shall accrue and the recalculation of NAV shall be performed in accordance with this Section 9.1 only with regard to material errors in the calculation of the NAV that are (i) greater than or equal to $.01 per unit of the Fund and (ii) greater than or equal to ½% of the total net assets of the Fund. If a recalculation of NAV occurs, the parties hereto agree to reprocess transactions or take such other action(s) so as to eliminate or minimize to the extent possible the liability of the Administrator.

9.1.2        The Administrator shall not be held accountable or liable to the Fund, the Sponsor, the Commodity Trading Advisor, the Commodity Broker, any Authorized Participant or former Authorized Participant of the Fund or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (i) the Administrator’s failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting portfolio securities of the Fund; or (ii) any errors in the computation of NAV based upon or arising out of quotations or information as to corporate actions if received by the Administrator either (a) from a source which the Administrator was authorized to rely upon (including those sources listed on Appendix C), or (b) from a source which in the Administrator’s reasonable judgment was as reliable a source for such quotations or information as such authorized sources; or (iii) any errors in the computation of NAV as a result of relevant information known to the Sponsor, the Fund, a futures commission merchant, an executing broker, or any of the Fund’s other service providers including the Commodity Broker or the Commodity Trading Advisor, which would materially impact the calculation of NAV (pursuant to the standard described in the second sentence of Section 9.1.1 above), but was not communicated to the Administrator. To the extent that Fund assets are not in the custody of the Administrator or any of its affiliates, the Administrator may conclusively rely on any reporting in connection with such assets provided to the Administrator by a third party on behalf of the Fund, including, without limitation the Sponsor, the Commodity Broker, the Commodity Trading Advisor and any executing broker or futures commission merchant.

9.1.3        In the event of any error or delay in the determination of such NAV for which the Administrator may be liable, the Fund, the Sponsor and the Administrator will consult and make good faith efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by the Fund or its present or former Authorized Participants in order that the Administrator’s exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives; provided, however, that the Fund and the Sponsor shall not be obligated to take any action that would in any way limit or conflict with the Sponsor’s or the Fund’s fiduciary duties under Delaware law. It is understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which should appropriately be borne by the Administrator, the Fund, the Sponsor and the Administrator will consider all relevant factors, including as appropriate but not limited to, the amount of the loss involved, the Fund’s desire to avoid loss of Authorized Participant goodwill, the fact that other persons or entities could have been reasonably expected to have detected the error sooner than the time it was actually discovered, the appropriateness of limiting or eliminating the benefit which Authorized Participants or former Authorized Participants might have obtained by reason of the error, and the possibility that other parties providing services to the Fund might be induced to absorb a portion of the loss incurred.

10.                                 Indemnification.

The Fund and the Sponsor hereby agree to indemnify and hold harmless the Administrator, its partners, stockholders, members, directors, officers and employees and any subsidiary or affiliate of the foregoing (“Affiliate”), and the successors and assigns of all of the foregoing persons, against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any act, omission, error or delay or any claim, demand, action or suit, in connection with or arising out of performance of its obligations and duties under this Agreement, not resulting from the willful malfeasance, bad faith or negligence of the Administrator or any of its affiliates in the performance of such obligations and duties. The provisions of this Section 10 shall survive the termination of this Agreement.

11.           Reliance by the Administrator on Opinions of Counsel and Opinions of Certified Public Accountants.

The Administrator may consult with its counsel or the Fund’s counsel in any case where so doing appears to the Administrator to be necessary or desirable. The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting upon the advice of its counsel or of the Fund’s counsel.

The Administrator may consult with a certified public accountant or the Fund’s Treasurer (or persons performing such function) in any case where so doing appears to the Administrator to be necessary or desirable. The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting upon the advice of such certified public accountant or of the Fund’s Treasurer or persons performing such function.

12.           Termination of Agreement. This Agreement may be terminated by any of the parties in accordance with the provisions of this Section 12.

12.1         This Agreement shall have an initial term of three (3) years from the date hereof. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless any party terminates this Agreement by written notice effective no sooner than seventy-five (75) days following the date that notice to such effect shall be delivered to the other parties at their address set forth herein. Notwithstanding the foregoing provisions, any party may terminate this Agreement at any time (a) for cause, which is a material breach of the Agreement not cured within sixty (60) days of written notice of such breach, in which case termination shall be effective upon receipt of written notice by the non-terminating parties, or (b) upon thirty (30) days’ written notice to the other parties in the event that a party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect. In the event a termination notice is given by a party hereto, all expenses associated with the movement of records and materials and the conversion thereof shall be paid by the Fund and/or the Sponsor for which services shall cease to be performed hereunder. The Administrator shall be responsible for completing all actions in progress when such termination notice is given unless otherwise agreed in writing.

12.2.        Upon termination of this Agreement in accordance with this Section 12, the Fund and/or the Sponsor may request the Administrator to promptly deliver to the Fund, the Sponsor or to any designated third party all records created and maintained by the Administrator pursuant to Section 3.1 of this Agreement, as well as any Fund records maintained but not created by the Administrator. If such request is provided in writing by the Fund or the Sponsor to the Administrator within seventy-five (75) days of the date of termination of the Agreement, the Administrator shall provide to the Fund or the Sponsor a certification that all records created by the Administrator pursuant to its obligations under Section 3.1 of this Agreement are accurate and complete. After seventy-five (75) days of the date of termination of this Agreement, no such certification will be provided to the Fund or the Sponsor by the Administrator and the Administrator is under no further obligation to ensure that records created and maintained by the Administrator pursuant to Section 3.1 of this Agreement are maintained in a form that is accurate or complete.

13.           Confidentiality and Privacy.

Subject to the legal obligations of the Fund or the Sponsor (including those obligations arising by virtue of the legal status of either), the parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any regulatory authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by applicable law.

14.           Tape-recording. The parties consent to recording of any and all telephonic or other oral instructions. This authorization will remain in effect until and unless revoked by the Fund, the Sponsor or the Administrator in writing. Each party further agrees to solicit valid written or other consent from any of its employees, officers, directors or agents with respect to telephone communications to the extent such consent is required by applicable law.

15.         Procedures. To the extent not specified herein or in the Registration Statement or Deed of Trust, the procedures applicable to the Administrator’s services to be performed hereunder may be established from time to time by agreement among the Fund, the Sponsor and the Administrator. The Administrator shall have the right to utilize any shareholder accounting and recordkeeping systems that, in its opinion, enables it to perform any services to be performed hereunder.

16.           Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes any other oral or written agreements heretofore in effect between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

17.           Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

18.           Headings. The section headings in this Agreement are for the convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions thereof.

19.           Governing Law. This Agreement shall be governed by and construed according to the laws of the State of New York without giving effect to conflicts of law provisions thereof and each of the parties hereto irrevocably consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York or if that court lacks or declines to exercise subject matter jurisdiction, the Supreme Court of the State of New York, New York County. Each of the Fund and the Sponsor irrevocably waives any objection it may now or hereafter have to the laying of venue of any action or proceeding in any of the aforesaid courts and any claim that any such action or proceeding has been brought in an inconvenient forum. Furthermore, each party hereto irrevocably waives any right that it may have to trial by jury in any action, proceeding or counterclaim arising out of or related to this Agreement or the services contemplated hereby.

20.           Notices. Notices and other writings delivered or mailed postage prepaid to the Fund and/or the Sponsor shall be addressed to the Fund and/or the Sponsor at 420 Lexington Avenue, New York New York 10170, Attn.: Chief Operating Officer, or such other address as the Fund and/or the Sponsor may have designated to the Administrator in writing, or to the Administrator at 40 Water Street, Boston, MA  02109, Attention: Manager, Fund Administration Department, or to such other address as the Administrator may have designated to the Fund and/or the Sponsor in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

21.           Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Fund, the Sponsor and the Administrator and their respective successors and assigns, provided that no party hereto may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other parties hereto. Each party agrees that only the parties to this Agreement and/or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no customer of the Fund, including any Authorized Participant or any other third party, shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties hereto.

22.           Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto. A photocopy or telefax of this Agreement shall be acceptable evidence of the existence of this Agreement and the Administrator shall be protected in relying on the photocopy or telefax until the Administrator has received the original of this Agreement.

23.           Exclusivity. The services furnished by the Administrator hereunder are not to be deemed exclusive, and the Administrator shall be free to furnish similar services to others.

24.           Authorization. The Fund hereby represents and warrants that the Trustee has authorized the execution and delivery of this Agreement and that Authorized Persons of the Fund have signed this Agreement and Appendices A, B, C and D hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.

The undersigned acknowledges that (I/we) have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.

By:

/s/ Timothy J. Connelly

Name: Timothy J. Connelly
Title: Partner

Date: 4-8-08

AIRSHARESTM EU CARBON ALLOWANCES FUND

By:

/s/ Anthony Dudzinski

Name: Anthony Dudzinski
Title: CEO

Date: 4-8-08

XSHARES ADVISORS LLC

By:

/s/ Anthony Dudzinski

Name: Anthony Dudzinski
Title: CEO

Date: 4-8-08

APPENDIX A

TO ADMINISTRATIVE AGENCY AGREEMENT

ADMINISTRATIVE SERVICES OF THE ADMINISTRATIVE AGENT

Dated as of

Fund Accounting Services

The Administrator will provide the following fund accounting services to the Fund on any Business Day: transaction processing and review, custodial reconciliation, securities pricing and investment accounting.

Transaction Processing and Review. The Administrator shall input and reconcile the Fund’s investment activity including with respect to:

•      Investment taxlots

•      Income

•      Dividends

•      Principal paydowns

•      Capital activity

•      Expense accruals

•      Cash activity

•      Corporate Reorganizations

Custodial Reconciliation. The Administrator shall reconcile the following positions of the Fund against the records of the Custodian:

•      Securities, Futures and Over-the-Counter Contract (“OTC”) holdings

•      Cash including cash transfers, fees assessed and other investment related cash transactions

•      Trade settlements

Securities, Futures and OTC Valuation. Using the Valuation Procedures set forth in Appendix D, the Administrator shall update each security, Futures and OTC position of the Fund as to the following:

•      Market prices obtained from approved sources including those listed on Appendix C or Fair Valuations obtained from an Authorized Person of the Fund or the Sponsor

•      Mark to market of non-base receivables/payables utilizing approved foreign exchange quotations as quoted in Appendix C

•      Mark to market of non-base currency positions utilizing the approved sources quoted in Appendix C or Fair Valuations obtained from an Authorized Person of the Fund or the Sponsor

Investment Accounting. The Administrator shall provide the following investment accounting services to each Portfolio:

•      Amortization/accretion at the individual tax lot level

•      General ledger entries

•      Book value calculations

•      Trade Date + 1 accounting

•      Calculation of Net Asset Value Per Unit (“NAV”) as of the earlier of 4:00 p.m. New York time or the close of trading on the NYSE, and published shortly after the close of trading on the NYSE

NAV Reporting. The Administrator shall communicate the Fund’s ETF Net Asset Value information with respect to:

i.      PLF A (ETF NAV summary data including Fund Net Assets, NAV/share, NAV/creation, Basket market value (if applicable), actual cash component (if applicable), and estimated cash component (if applicable)) if required by NSCC, the Exchange, or the Funds Distributor.

ii.     PLF B (ETF security basket reporting) if required by NSCC, the Exchange, or the Funds Distributor.

iii.    ETF Fund Holding File/Report if required by the Funds Distributor.

Financial Reporting Services

•      The Administrator shall accumulate information for and prepare

•      Within a 30 day period following the end of the Fund’s required monthly reporting period, an Account Statement in compliance with the requirements of Commodity Futures Trading Commission (“CFTC”) Rule §4.22(a), including a Statement of Income (Loss) and a Statement of Changes in Net Asset Value; such preparation includes the coordination and review of all printer and author edits. The Fund or the Sponsor shall make arrangements for the printing and mailing of the Account Statements.

•      Within a 45 day production cycle, or shorter time period as required by the U.S. Securities and Exchange Commission (the “SEC”) and communicated to the Administrator by the Fund or the Sponsor, one first fiscal quarter report of the Fund, one second fiscal quarter report of the Fund and one third fiscal quarter report of the Fund, each on a Quarterly Report on Form 10-Q.

•      Within a 90 day production cycle, or shorter time period as required by the SEC and communicated to the Administrator by the Fund or the Sponsor, one annual report of the Fund on an Annual Report on Form 10-K per fiscal year; such preparation includes the coordination of all printer and author edits, the review of printer drafts and the coordination of the audit of the Fund by its independent public accountant (e.g., manage open items lists, host weekly audit meeting, etc.). The Fund or the Sponsor shall make arrangements for the printing and mailing of the Annual Report on Form 10-K.

•      Within 90 days after the end of the Fund’s fiscal year, an Annual Report of the Fund in compliance with the requirements of CFTC Rule §4.22(c); such preparation includes the coordination of all printer and author edits, the review of printer drafts and the coordination of the audit of the Fund by its independent public accountant (e.g., manage open items lists, host weekly audit meeting, etc.). The Fund or the Sponsor shall make arrangements for the printing and mailing of the Annual Report.

•      Upon review and approval of each above-mentioned report by the Sponsor’s Treasurer and/or Chief Financial Officer (or such person performing such functions), the Administrator shall Edgarize and file such reports with the SEC, CFTC and/or NFA, as required, including any applicable executive officer certifications or other exhibits to such reports.

The Administrator shall assist the Fund and/or the Sponsor in preparing Fund press releases with respect to interim statements and quarterly results and transmitting such press releases to the NYSE and such other entities as requested by the Fund and/or the Sponsor.

Assistant Treasurer Services

The Administrator shall perform the following services as requested by the Sponsor’s Treasurer (or person performing such function):

•      Prepare and obtain authorization of Fund expense invoices on a bi-monthly basis

•      Prepare the Fund’s quarterly budget and make recommendations for adjustments as appropriate

•      Prepare a monthly expense pro forma for the Fund

•      Provide consultative services with respect to financial matters of the Fund as may be requested and agreed to among the Fund, the Sponsor and the Administrator from time to time

Corporate Secretarial Services

The Administrator shall perform the following corporate secretarial services:

•      Provide an “Assistant Secretary” who may be approved as an officer of the Fund by the Board of Trustees or Directors or a similar body (the “Board”)

•      Maintain a calendar for Board and, to the extent applicable, Audit Committee, Nominating/Governance Committee and Compensation Committee matters/approvals in the form of Exhibit A

•      Prepare quarterly Board and, to the extent applicable, Audit Committee, Nominating/Governance Committee and Compensation Committee meeting materials, including notices, scripts, agendas, resolutions, memoranda, minutes, and mail the materials to the Board, committee members and such other persons as instructed by the Fund or the Sponsor

•      Attend quarterly Board and Audit Committee meetings and annual meetings of the Nominating/Governance Committee and Compensation Committee, take minutes of the meetings, make presentations as required and follow up on matters raised at the meetings. In the event that the Administrator is asked to perform secretarial services for more than four quarterly Board or Audit Committee meetings per calendar year or more than one Nominating/Governance Committee or Compensation Committee meeting per calendar year, the Fund will be assessed special meeting fees. Fees may range between $2,500 and $10,000 per meeting, depending upon the complexity of the meeting materials and discussion and the location of the meeting. Out-of-pocket expenses associated with the production and mailing of all Board and committee meeting materials, as well as travel expenses associated with in-person attendance at meetings, will be charged to the Fund

•      Prepare the annual Directors/Trustees and officers questionnaires and distribute the questionnaires to the Directors/Trustees and officers of the Sponsor

Regulatory Support Services

The Administrator shall perform the following regulatory services for the Fund:

•      Maintain a calendar for all SEC, CFTC, NFA and NYSE regulatory matters in the form of Exhibit B; provided that the Fund and/or the Sponsor shall notify the Administrator of additional regulatory matters to be added to such calendar as soon as practicable

The Administrator also shall prepare and file the following regulatory notices/forms/reports:

•      With the SEC, Forms 3, 4 and 5 and Schedules 13D and 13G for the officers and Directors/Trustees of the Sponsor and such other persons as requested by the Fund

•      With the SEC, Current Reports on Form 8-K as circumstances warrant

•      With the NYSE, such notices/forms as agreed to among the Fund, the Sponsor and the Administrator

Transfer Agency Services

The Administrator shall perform the following transfer agency services:

I.              Issuance and Redemption of Unit Baskets. It is agreed and understood that the Fund, and the Administrator on the Fund’s behalf, shall issue and redeem Share Baskets of the Fund in blocks of                      Units (“Creation Baskets” and “Redemption Baskets,” respectively) to and from such persons as are identified by the Fund as “Authorized Purchasers” or “Authorized Participants.”

A.    Pursuant to such purchase orders that the Administrator as the Index Receipt Agent shall receive from ALPS Distributors, Inc. (“Marketing Agent”) and pursuant to the procedures set forth in the Authorized Participant Agreement entered into by the Fund, the Administrator shall transfer appropriate trade instructions to the Fund’s custodian, Brown Brothers Harriman & Co. (“Custodian”) and pursuant to such orders register the appropriate number of book entry only Fund Units in the name of The Depository Trust Company (“DTC”) or its nominee as a unitholder (each a “Authorized Participant”) of the Fund and deliver the Basket of Units of the Fund.

B.    Pursuant to such redemption orders that Index Receipt Agent shall receive from the Marketing Agent, pursuant to the procedures set forth in the Authorized Participant Agreement entered into by the Fund, the Administrator shall transfer appropriate trade instructions to the Custodian and, pursuant to such orders, redeem the appropriate number of Fund Units that are delivered to the designated DTC Participant Account of the Custodian for redemption and debit such Units from the account of the Authorized Participant on the register of the Fund.

C.    On behalf of the Fund, the Administrator shall issue Fund Units in Creation Baskets for settlement with purchasers through DTC as the purchaser is authorized to receive. Beneficial ownership of Fund Units shall be shown on the records of DTC and DTC Participants and not on any records maintained by the Administrator. In issuing Fund Units through DTC to an Authorized Participant, the Administrator shall be entitled to rely upon the latest Instructions that are received from the Marketing Agent by the Administrator as Index Receipt Agent concerning the issuance and delivery of such Units for settlement.

D.    The Administrator shall not issue on behalf of the Fund any Fund Units where it has received an Instruction from the Fund or the Marketing Agent or written notification from any federal or state authority that the sale of the Fund Units has been suspended or discontinued, and the Administrator shall be entitled to rely upon such Instructions or written notification.

E.     Upon the issuance of Fund Units as provided herein, the Administrator shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Fund or the Marketing Agent in connection with such issuance.

F.     Fund Units may be redeemed in accordance with the procedures set forth in the relevant Authorized Participant Agreement and the Administrator shall duly process all redemption requests.

G.    The Administrator will act only upon Instruction from the Fund and/or the Sponsor in addressing any failure in the delivery of cash, treasuries and/or Units in connection with the issuance and redemption of Fund Units.

II.            Recordkeeping.

A.    The Administrator shall record the issuance of Fund Creation Baskets and maintain, pursuant to Rule 17Ad-14(e) under the Securities Exchange Act of 1934, as amended, a record of the total number of Fund Creation Baskets that are authorized, issued and outstanding based upon data provided to the Administrator by the Fund or the Sponsor. The Administrator shall also provide the Fund on a regular basis with the total number of Fund Units authorized, issued and outstanding; provided however that the Administrator shall not be responsible for monitoring the issuance of such Units or compliance with any laws relating to the validity of the issuance or the legality of the sale of such Units.

AIRSHARESTM EU CARBON ALLOWANCES FUND

By:	/s/ Anthony Dudzinski
Name: Anthony Dudzinski
Title: CEO
Date: April 8, 2008

XSHARES ADVISORS LLC

By:	/s/ Anthony Dudzinski
Name: Anthony Dudzinski
Title: CEO
Date: April 8, 2008

APPENDIX B TO THE

ADMINISTRATIVE AGENCY AGREEMENT

List of Authorized Persons

AIRSHARESTM EU CARBON ALLOWANCES FUND

By:	/s/ Anthony Dudzinski
Name: Anthony Dudzinski
Title: CEO
Date: April 8, 2008

XSHARES ADVISORS LLC

By:	/s/ Anthony Dudzinski
Name: Anthony Dudzinski
Title: CEO
Date: April 8, 2008

APPENDIX C TO THE

ADMINISTRATIVE AGENCY AGREEMENT

AUTHORIZED SOURCES

Each of the Fund and the Sponsor hereby acknowledges that the Administrator is authorized to use the following authorized sources for financial reporting, pricing (including corporate actions, dividends and rights offerings), and foreign exchange quotations, to assist it in fulfilling its obligations under the aforementioned Agreement.

BLOOMBERG

BEAR STERNS PRICING DIRECT INC

MARKIT

EXTEL (LONDON)

FUTURES COMMISSION MERCHANTS

FUND MANAGERS

INTERACTIVE DATA CORPORATION

BROKERS

REUTERS

SUBCUSTODIAN BANKS

TELEKURS

VALORINFORM (GENEVA)

REPUTABLE FINANCIAL PUBLICATIONS

STOCK EXCHANGES

FINANCIAL INFORMATION INC. CARD

JJ KENNY

FRI CORPORATION

FIMAT USA, LLC

EXECUTING BROKERS

AIRSHARESTM EU CARBON ALLOWANCES FUND

By:	/s/ Anthony Dudzinski
Name: Anthony Dudzinski
Title: CEO
Date: April 8, 2008

XSHARES ADVISORS LLC

By:	/s/ Anthony Dudzinski
Name: Anthony Dudzinski
Title: CEO
Date: April 8, 2008

APPENDIX D TO THE

ADMINISTRATIVE AGENCY AGREEMENT

FEE SCHEDULE

I.              Custody Fees:

Annual US Asset Charge:
First $1 billion	1.00 basis points
Over $1billion	0.65 basis points

Non-US Asset Custody Charge(1):	3.00 basis points

US Transaction Charge(2):	$7.00

(2)  Includes: DTC, Fed, wires, book transfers, repos, commercial paper, maturity collections, paydowns and cancels & corrects

Non-US Transaction Charge(1):	$25.00

Non-automated Instruction Charge:	$15.00

Derivative Transactions (swaps)	$50
Derivative Transactions (forwards, options, futures)	$10

(1)  Based on EAFE markets. All other markets are subject to negotiation prior to investment.

BBH custody fee schedule is based on the assumption that futures collateral cash balances will be invested in BBH offshore overnight cash sweep program.

II.            Fund Accounting Fees:

Annual Asset Charge:
First $1 billion	3.00 basis points
Over $1 billion	2.50 basis points

III.           Fund Administration(3) Fees:

Annual Asset Charge:
First $1 billion	4.00 basis points
Over $1 billion	3.00 basis points

(3) Includes:  Assistant Treasurer, Financial Reporting, Corporate Secretary and Legal Support

IV.           Authorized Participant Level Transfer Agency:

Annual Charge:	$ 20,000.00 per fund
Transaction Charge:	$ 7.00

V.            Securities Lending:

The XShares Advisors ETFs would retain 70% of the gross revenue from the program. BBH would also waive all market transaction charges associated with loan placements, recalls and collateral movements.

VI.           Out of Pocket Expenses:

Out-of-pocket expenses including but not limited to locally mandated charges, subcustodian communications expenses, telex, audit reporting, legal, telephone, postage including overnight and other courier services, duplication, forms and supplies would be additional. Direct expenses including but not limited to stamp duties, foreign investor registration, commissions, dividend and income collection charges, proxy charges, taxes, certificate fees, special handling, transfer, withdrawal, Euroclear deposit and withdrawal charges, NSCC charges, holdings charges and registration fees, market quotation costs, index licensing fees, state registration costs, travel and lodging costs related to Board meetings, charges for Edgarizing documents, and record retention retrieval and destruction costs would be additional. Customized computer programming would be additional.

VII.         Annual Account Minimum:

Custody, Fund Accounting and Fund Administration	$175,000

BBH will waive the above stated minimum for the first six months after product launch.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Timothy J. Connelly
Name: Timothy J. Connelly
Title: Partner
Date: April 8, 2008

XSHARES ADVISORS LLC

By:	/s/ Anthony Dudzinski
Name: Anthony Dudzinski
Title: CEO
Date: April 8, 2008

APPENDIX E

BBH Pricing Policies

Futures, Forwards, Swaps, Options and Treasuries

The pricing policies stated below are used for all BBH clients, including Mutual Fund Registered Investment Companies. These policies have been audited by numerous accounting firms during annual fund audits.

Futures

Futures traded on exchanges are valued using the closing settlement prices quoted on the relevant exchange and obtained from pricing sources, typically Bloomberg or Reuters.

Forward Currency Contracts

BBH obtains the WM Reuters London Close closing spot rates and the WM Reuters London Close forward point rates on a daily basis. The currency forward contract pricing model derives the differential in point rates to the expiration date of the forward and calculates its present value. The forward is valued at the net of the present value and the spot rate.

Swaps

Swaps and other similar derivative or contractual type instruments are valued at a price provided by a single broker or dealer, typically the counterparty. If no such price is available, the contract is valued at a price at which the counterparty to such contract would repurchase the instrument or terminate the contract.

Options

Option contracts on securities, currencies, indices, futures contracts, commodities and other instruments shall be valued at the last sale price on the exchange or market that is the Primary Market. If a contract did not trade on the Primary Market, it shall be valued at the last sale price on another exchange or market where it did trade. If there is no such sale price, the value shall be the most recent bid quotation.

Sale prices and bid quotations indicated above shall be supplied by a Pricing Service (Reuters, Bloomberg, IDC, etc.). If a Pricing Service is not able to provide such sale prices or bid quotations, the value shall be determined by taking the mean between the bid and the asked quotations provided by a single broker or dealer, unless the broker or dealer can only provide a bid quotation, in which case the value shall be such bid quotation.

Except as provided below, OTC currency options are valued by uploading the applicable implied volatility rates from Reuters or Bloomberg. Other inputs are either uploaded (interest rates, spots) or are specified when the ticker symbols are set up (expiration date, strike). OTC currency options are then priced by using the Garman-Kohlhagen modified Black-Scholes formula, which adjusts for a constant yield versus a fixed dividend.

Except as provided below, OTC equity/index options are priced according to the contract specifications (days to expiration, current spot index level, interest rates, dividends, strike price) using the Black-Scholes pricing model, modified for dividends. The volatility input assumption is interpolated from the previous day’s price.

US Treasuries

BBH uses an evaluated bid supplied by IDC for treasury prices.

BROWN BROTHERS HARIMAN & CO.

50 MILK STREET, BOSTON, MA 02109-3661

www.bbh.com TEL. 617.742.1818